FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT ("Agreement"), dated as of ___________ __, 2008, is executed by and between ASIA SPECIAL SITUATION ACQUISITION CORP., a Cayman Island corporation ("ASSAC"), having an office c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman; CHINA TEL GROUP, INC., a Nevada corporation (“CHTL”) having an office at 8105 Irvine Center Drive, Suite 800, Irvine, CA 92618; and HORWITZ, CRON & JASPER, P.L.C., a law firm formed under the laws of the State of California (the “Collateral Agent”) and having an office at Four Venture Plaza, Suite 390, Irvine, CA 92618. ASSAC, CHTL and their respective officers, directors, shareholders, authorized representatives and affiliates are hereinafter sometimes collectively referred to as the “Business Parties.”

WITNESSETH:

WHEREAS, on the date hereof, the ASSAC has purchased from CHTL certain shares of Class A common stock (“Class A Common Shares”) and Series A preferred stock (“Series A Preferred Shares”) of CHTL (collectively, the “Purchased Securities”), pursuant to the terms of an amended and restated stock purchase agreement, dated July __, 2008 (the “Purchase Agreement”); and

WHEREAS, ASSAC has paid a portion of the purchase price for such Purchased Securities by issuing and delivering to CHTL ASSAC’s non-interest bearing promissory note in $____________ principal amount, due March 31, 2009, and dated of even date herewith (the “Note”); and

WHEREAS, in order to secure the payment and performance of the obligations, liabilities and indebtedness of ASSAC in favor of CHTL under the Note, ASSAC has agreed to pledge to the CHTL certain of the Purchased Securities specified below, and has delivered such Purchased Securities to the Collateral Agent for the benefit of CHTL;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Pledge; Non-Recourse Obligation.

(a) ASSAC hereby pledges, as pledgor, to CHTL, as pledgee, and grants to CHTL a first priority lien on and security interest in all of ASSAC's right, title and interest in and to an aggregate of __________ Series A Preferred Shares of CHTL (collectively, the “Pledged Securities”), together with all proceeds from the sale of the Pledged Securities, all dividends paid in capital stock respect of the Pledged Securities and any property or securities delivered to the holder of the Pledged Securities in respect thereof in the event of a merger or takeover of CHTL by an unaffiliated third party (collectively, with the Pledged Securities, the "Pledged Collateral").

(b) ASSAC hereby agrees to execute and deliver to the Collateral Agent (i) the Pledged Securities, (ii) assignments separate from the Pledged Securities substantially in the form of Exhibit A hereto, undated and appropriately endorsed in blank, with respect to the Pledged Securities comprising the Pledged Collateral and (iii) if legally required, such financing statements as the Collateral Agent may reasonably request with respect to the Pledged Collateral (or, if execution by ASSAC is not required pursuant to the applicable Uniform Commercial Code, ASSAC hereby authorizes the Collateral Agent to file all financing statements deemed necessary by CHTL to perfect the security interests granted hereunder), (iii) take such other steps as CHTL may from time to time reasonably request to perfect CHTL's security interest in the Pledged Collateral or any part thereof under applicable law, and (iv) after the occurrence and during the continuance of an Event of Default, to execute and deliver on behalf of ASSAC such other documents of transfer as CHTL or the Collateral Agent may from time to time reasonably require to enable CHTL to transfer the Pledged Collateral into the name of CHTL or the name of its nominee (all of the foregoing are hereinafter collectively referred to as the "Assignments").

(c) CHTL hereby agrees to deliver to the Collateral Agent the original of the Note to be held under this terms of this Agreement. By its execution of this Agreement, the CHTL does hereby acknowledge and agree that notwithstanding anything to the contrary, express or implied, contained in this Agreement or in the Note:

(i) Nothing contained in the Note or any other agreement or instrument shall be deemed or construed to constitute a guaranty or undertaking by ASSAC or any officer, director, shareholder, employee, agent or consultant of ASSAC, or any other person, of any of the obligations of ASSAC under the Note or this Agreement; it being understood and agreed by CHTL that, absent the receipt by ASSAC of funds from the issuance and sale of its securities or the exercise of outstanding ASSAC warrants on or prior to the Maturity Date of the Note, ASSAC will not have any funds or financial resources to pay all or any portion of its obligations under the Note on the Maturity Date or otherwise;

(ii) CHTL hereby acknowledges and agrees that the sole source for payment of the outstanding principal amount of the Note shall be the proceeds from the issuance and sale of securities of ASSAC or the foreclosure and transfer to CHTL of the Pledged Collateral under this Agreement. Accordingly, and notwithstanding anything to the contrary, express or implied, contained in the Note or in this Agreement:

(i) absent only acts or omissions of ASSAC constituting actual fraud against CHTL, neither ASSAC, ASSAC nor any officer, director, shareholder, employee, agent or consultant of ASSAC, or any other person shall have any personal liability or obligation to CHTL pursuant to the Note or this Agreement; and

(ii) except for such Pledged Collateral, none of the assets or properties of ASSAC, or any officer, director, shareholder, employee, agent or consultant of ASSAC, or any other person (including without limitation any portion of the ordinary shares of ASSAC owned by its existing shareholders or their transferees) shall be subject to any claims, attachments, liens, security interests or rights in favor of ASSAC to secure payment of the Note.

2.  Security for Secured Obligations. The Pledged Collateral secures the prompt and complete payment, performance and observance of the Note (including, without limitation, all obligations and liabilities of ASSAC thereunder).

3.  Delivery of Pledged Securities.

(a) On each occasion that the outstanding principal amount of this Note is prepaid in part and reduced or paid in full, in accordance with the provisions of Section 5(b) of the Note, a corresponding amount of the Pledged Securities (valued (i) as to the Class A Common Shares of CHTL held under this Pledge Agreement at $2.25 per share, and (ii) as to any shares of Series A Preferred Shares of CHTL held under this Pledge Agreement, at the $10.00 per share purchase price) shall be released by the Collateral Agent from this Pledge Agreement and delivered to the Maker, free and clear of all liens, claims and encumbrances created by such Pledge Agreement. The Collateral Agent shall deliver such of the Pledged Securities to be released from this Pledge Agreement to ASSAC, within not later than five (5) Business Days following receipt of confirmation, in a form and manner reasonably satisfactory to the Collateral Agent, that a full or partial prepayment of the Note has been made by or on behalf of ASSAC. Delivery of Pledged Collateral released from this Pledge Agreement shall be made by the Collateral Agent to the Maker, c/o Hodgson Russ LLP at 1540 Broadway, 24th floor, New York, New York 10036, attn: Stephen A. Weiss, Esq. or such other person as may be designated from time to time by ASSAC

(b) In the event and to the extent that the Note shall not have been paid in full by the March 31, 2009 Maturity Date of the Note (unless such Maturity Date shall be extended in writing by the Payee), the amount of the Pledged Securities then being held under the terms of the Pledge Agreement which are not then subject to release and delivery to ASSAC pursuant to Section 3(a) above), shall be returned by the Collateral Agent to CHTL for cancellation and, simultaneous with such return, this Note shall cancelled and shall be returned by the Collateral Agent to ASSAC. The Collateral Agent shall redeliver such of the Pledged Collateral to be delivered to CHTL and CHTL shall deliver this Note to ASSAC, in each case, within not later than five (5) Business Days following the Maturity Date of the Note or the occurrence and continuation of an earlier “Event of Default” under the Note and following receipt of confirmation, in a form and manner reasonably satisfactory to the Collateral Agent, that the entire Note has not been paid in full

4.  Pledged Collateral Adjustments. If during the term of this Agreement:

(a)  any non-cash dividend or distribution, reclassification, readjustment or other change is declared or made in the capital structure of CHTL, or any option, warrant or similar instrument included within the Pledged Collateral is exercised, or both, or

(b)  any subscription, warrants, options shall be issued in connection with the Pledged Collateral, then ASSAC shall (i) promptly deliver new, substituted and additional shares, warrants, options, or other equity securities, issued by reason of any of the foregoing, and all certificates and other instruments evidencing the same to CHTL to be held under the terms of this Agreement and shall constitute Pledged Collateral hereunder, and (ii) promptly deliver to CHTL or the Collateral Agent such additional Pledged Collateral.

5.  Remedies; Transfer of Pledged Collateral and Cancellation of Note.

(a) In the event and to the extent any portion of the Note shall not have been paid in cash on the March 31, 2009 Maturity Date of such Note, as its sole and exclusive remedy under this Agreement and the Note, CHTL shall, upon not less than five (5) days prior written notice to ASSAC and the Collateral Agent, cause the Collateral Agent to transfer back to CHTL or its designee such portion of the Pledged Collateral referred above to in Section 3(b) of this Agreement.

(b) At the time the collateral Agent transfers the Pledged Collateral back to CHTL as contemplated by Section 5(a) above, such Collateral Agent shall also deliver to ASSAC the Note held under this Agreement, marked, “cancelled.”

6.  Representations and Warranties. ASSAC hereby represents and warrants as of the date hereof to CHTL as follows:

(a)  ASSAC is the legal and beneficial owner of the Pledged Collateral owned by ASSAC, free and clear of any lien, except for the lien created by this Agreement;

(b)  The Pledged Securities have been duly authorized and are exercisable in accordance with their terms and, when exercised in accordance therewith, upon exercise and full payment to the Business Combination Company of the exercise price specified in the Pledged Securities, the Warrant Shares shall be duly authorized, validly issued, fully paid and non-assessable; and

(c)  ASSAC has full power and authority to enter into this Agreement, assign, deposit, pledge and grant a lien on or otherwise transfer all of its rights in the Pledged Collateral free and clear of any liens and, upon exercise of the Pledged Securities and issuance of Warrant Shares, has the right to vote the Warrant Shares;

7.  Voting Rights.

(a) During the term of this Agreement, and except as otherwise provided in Section 7(b) below, ASSAC shall have the right to vote, on all questions presented to the holders of capital stock of CHTL, such number of shares of the Pledged Securities forming all or a portion of the Pledged Collateral, to the extent of such number of shares of the Pledged Securities which, when coupled with the 46,666,667 Class A Common Shares of CHTL and the Class B Common Shares of CHTL issued to ASSAC under the Purchase Agreement, shall represent fifty-one percent (51%) or more of the aggregate voting power of all classes of capital stock of CHTL entitled to vote at any regular or special meeting of CHTL shareholders or in connection with any other consents or approvals required to be obtained from CHTL shareholders. In scuh connect, the Collateral Agent will deliver all necessary documents to allow ASSAC to take such action upon ASSAC's request.

(b) After the occurrence and during the continuance of an Event of Default, CHTL may, at CHTL's option, exercise all voting and other consensual rights and powers pertaining to the Pledged Collateral (to the extent it may vote). ASSAC hereby agrees to execute all proxies or other instruments, documents or agreements deemed reasonably necessary by CHTL to evidence the right to vote the Pledged Collateral as provided hereunder, and ASSAC agrees that it shall not be entitled to rescind, revoke or otherwise modify CHTL's vote executed in accordance with this Section 7. Any and all proxies executed by ASSAC pursuant to this Section 7 shall be deemed for all purposes to be a proxy coupled with an interest and shall be irrevocable until the payment in full, in cash, of all amounts due under the Note (the "Obligations").

8.  Dividends and Other Distributions. The Collateral Agent shall be entitled to receive any and all stock dividends and other distributions paid in respect of the Pledged Collateral which dividends and/or distributions shall be deemed to be held in escrow if received by CHTL and shall become part of the Pledged Collateral upon receipt thereof.

9.  Transfers and Other Liens. ASSAC agrees that until all of the Obligations are paid in full, it will not (i) sell or otherwise dispose of, or grant any option or other rights with respect to, any of the Pledged Collateral without the prior written consent of CHTL, or (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the lien created by this Agreement.

10. Termination. This Agreement shall remain in full force and effect until the earliest to occur of (i) the payment of the Note in full, (ii) the consummation of the “Merger” on the Merger Date” (as those terms are defined in the Purchase Agreement), or (iii) the transfer of the Pledged Collateral and the Note contemplated by Section 5 of this Agreement. Upon the termination of this Agreement as provided above, this Agreement shall automatically terminate and all liens and security interests created hereunder shall terminate and be released. Upon confirmation of payment in full of the Note, if any UCC-1 Financing Statements were previously filed, the Collateral Agent shall file any UCC-3 Termination Statements releasing the lien and security interest created by the Assignments.

11. Agreements with and Duties of the Collateral Agent.

(a) The Collateral Agent shall be under no duty to give the Pledged Collateral held by it hereunder any greater degree of care than it gives its own similar property.

(b) If the Collateral Agent is permitted or required to deliver any of the Pledged Collateral or pay money back to any Business Party or Business Parties, such payment shall be made by check or by wire transfer, at the Collateral Agent's sole discretion, unless the Collateral Agent shall have received written notice from such Business Party or Business Parties of a new and/or different postal address or unless this Agreement shall have provided otherwise. If payment is made by check or Pledged Collateral is to be delivered, the same shall be mailed to the address specified by the Business Party(s) in this Agreement (or to a new or different address subsequently specified to Collateral Agent by writing from such Business Party(s)).

(c) Whenever authorization shall be provided by the terms of this Agreement for the payment or delivery of Pledged Collateral by the Collateral Agent to one or more Business Parties and there is no express requirement hereunder for written instructions from the applicable Business Party(s) before such delivery is made, the Collateral Agent shall notify all Business Parties and, in its sole discretion, may defer payment or defer return or delivery of Pledged Collateral until such written requirement or consent is received from all of the Business Parties (or, depending on the Collateral Agent’s requirements, from less than all of them). Where Collateral Agent determines to so defer payment or delivery, the Collateral Agent shall give written notice to the Business Parties of such determination.

(e) It is expressly understood and agreed that under no circumstances shall the Collateral Agent be required to pay or have paid to any Business Party(s) any sum not representing proceeds from the sale of any Pledged Collateral that may be delivered to the Collateral Agent.

(f) It is intended that the duties and responsibilities of the Collateral Agent shall be limited to ministerial duties and responsibilities to the maximum extent permitted by law. In keeping with that intent, it is agreed that the receipt by Collateral Agent of Exhibit B, or an alternative written instrument containing the substantive information or content that is in Exhibit B (whether or not also including other information and content not inconsistent with the request and approval of delivery or disbursement action proposed to be taken by the Collateral Agent) shall, in the absence of actual knowledge by the Collateral Agent of falsehood, fraud or other intentional or gross misconduct on the part of any of the Business Parties that would render the proposed action under the written instrument to be inappropriate, be full and sufficient justification and authorization for the proposed payment or disbursement action by the Collateral Agent. Notwithstanding anything to the contrary, express or implied, contained in this Agreement, if the Collateral Agent shall receive written instructions from CHTL in accordance with Alternative Instructions 2 of Exhibit B (or words of similar import), the Collateral Agent shall: (i) furnish a copy of such instructions to ASSAC at the address designated on Exhibit B (or any alternative address requested by ASSAC in writing), and (ii) take no action with respect to such written request until a date which shall be not less than (A) five (5) days following the March 31, 2009 Maturity Date of the Note, or (B) twenty (20) days following receipt of such written instructions from CHTL that ASSAC has committed any Event of Default under the Note, other than the failure to make payment of the Note on the Maturity Date.

(g) The ministerial reliance by Collateral Agent on the written instrument referred to in Section 11(f) shall be full and sufficient justification and authorization, as stated in such Section, notwithstanding a determination that Collateral Agent had certain specified discretionary inquiry powers and opportunities that Collateral Agent did not pursue or that, absent the provisions of Section 11(f) above, Collateral Agent had (or might have had) fiduciary responsibilities to investigate before making any such payment or disbursement and did not do so.

(h) The Collateral Agent shall have no duty or responsibility to enforce collection of any check delivered to it and subsequently dishonored, nor shall Collateral Agent have any duty or responsibility to give notice to any Business Party of such attempted payment and the subsequent dishonor thereof.

(i) The Collateral Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature (including copies of signature pages), instrument or other document (in each case, whether a copy, facsimile or original) which is given to the Collateral Agent pursuant to this Agreement, without the Collateral Agent being obligated to undertake any action or investigation to verify the truth or accuracy thereof -- unless the Collateral Agent has actual knowledge that the document or other document, instruction, certificate or signature is not accurate, truthful, authorized or genuine. For purposes of this Section 11(i), “Actual knowledge, or any other instance where “knowledge” would be required (and, therefore, “actual knowledge” would be required as a standard of “knowledge”) shall consist of actual and conscious apprehension and understanding, presently in the mind or consciousness of the person acting for Collateral Agent (as opposed to knowledge previously known but not currently remembered or consciously being thought about) and shall be limited to such “actual knowledge” by an attorney in Collateral Agent’s firm who is currently actively engaged in the management of the Collateral Agent and who is made aware of the document, etc. that is the subject of this Section 11(i). For purposes of this Agreement “knowledge” (being required to be “actual knowledge”) shall not included knowledge of any other attorney or person in Hodgson Russ who is not directly involved in making decisions regarding, or managing, the Hodgson Russ activities as Collateral Agent. Knowledge by others within Hodgson Russ shall not be imputed to the persons described above for purposes of determining whether “knowledge” or “actual knowledge” existed. Persons (lawyers) at Collateral Agent as to whom “actual knowledge” is relevant under this Section 11(i) currently includes Lawrence Horwitz, Esq. and Lawrence Cron, Esq.

(j) The Collateral Agent may consult with and act relative hereto upon advice of counsel of its own selection in reference to any matter connected herewith, and shall not be liable to any of the parties hereto, or their respective legal representatives, heirs, successors and assigns, for any action taken in good faith on the advice of counsel or for any mistake of fact or error of judgment, or for any acts or omissions of any kind taken or made in good faith unless caused by its willful misconduct or gross negligence.

(k) The Collateral Agent shall not be responsible for, or have any duty to inquire into, or be required to enforce any of the terms and provisions of any document or agreement other than this Agreement.

(l) Without limiting the foregoing, the Collateral Agent shall not be responsible for, or have any duty to inquire into, monitor or enforce obligations between any of the Business Parties as to (i) whether there was support or justification for any such Business Party to act in accordance with written instructions of such Business Party or any other Business Party in attached Exhibit B or any written alternative acceptable to Collateral Agent that included (with anything else) the material or content of Exhibit B, or (ii) whether any Business Party properly uses and applies funds received by it, whether from the Collateral Agent or third parties, in accordance with the provisions of this Agreement or other applicable documents. Notwithstanding anything to the contrary, express or implied, contained in this Agreement, if the Collateral Agent shall receive written instructions from CHTL in accordance with Alternative Instructions 2 of Exhibit B (or words of similar import), the Collateral Agent shall: (i) furnish a copy of such instructions to ASSAC at the address designated on Exhibit B (or any alternative address requested by ASSAC in writing), and (ii) take no action with respect to such written request until a date which shall be not less than twenty (20) days following receipt of such written instructions from CHTL.

(m) This Agreement sets forth exclusively the duties of the Collateral Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Collateral Agent.

(n) If the Collateral Agent shall be uncertain as to its duties or rights hereunder or if it receives instructions with respect to the Pledged Collateral or any funds that may be derived from the sale or transfer of any Pledged Collateral, which, in the Collateral Agent’s sole discretion, it determines to be in actual or potential conflict with this Agreement or other instructions that it has received, the Collateral Agent shall be excused from taking action that it might otherwise be required to take, and its sole obligation shall be to keep safely all property held in escrow until the uncertainty is resolved. Such uncertainty can be resolved by written and signed agreement among all affected Business Parties or by order or judgment of a court of competent jurisdiction, naming the involved Business Parties as participants in the action or proceeding brought to obtain judicial determination of the involved uncertain duties and obligations.

(o) Alternatively, the Collateral Agent may, in its discretion, seek judicial determination of any dispute or uncertainty and/or deposit all of the Pledged Collateral and any funds that may be derived from the sale or transfer of any Pledged Collateral, in Court pursuant to proceedings under New York law.

(p) The Collateral Agent makes no representation as to the validity, value, genuineness or collectability of any portion or all of the Pledged Collateral held by or delivered to it.

(q) In the event that:

(i) the Collateral Agent shall receive any conflicting or inconsistent notices or instructions from any one or more of the Business Parties, or

(ii) there shall be any disagreement between or among any of the Business Parties, resulting in adverse claims or demands being made in connection with the subject matter of this Agreement, or

(iii) there shall be any disagreement between or among any of the Business Parties and any other person, resulting in adverse claims or demands being made in connection with the subject matter of this Agreement, or

(iv) the Collateral Agent, in good faith, shall be in doubt as to what action it should take hereunder,

then, and in any such event, Collateral Agent may, at its option, refuse to comply with any notices, instructions, claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Collateral Agent shall not become liable in any way or to any person for its failure or refusal to act. The Collateral Agent shall be entitled to continue so to refrain from acting until (A) the rights of all Business Parties or other third person(s) shall have been fully and finally adjudicated by a court of competent jurisdiction or (B) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Collateral Agent shall have been notified thereof in writing signed by all such persons. The Collateral Agent shall have the option, after thirty (30) days’ notice to the Business Parties of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves.

The rights of the Collateral Agent under this Section 11(q) are cumulative of all other rights which it may have by law or otherwise.

(r) The Collateral Agent does not have and will not have any interest in the Pledged Collateral or any funds that may be derived from the sale or transfer of any Pledged Collateral, but is serving only as escrow holder and has only possession thereof.

(s) The Collateral Agent’s duties and responsibilities shall be determined only with reference to this Agreement. The Collateral Agent is not charged with any duties or responsibilities in connection with any other document or agreement.

(t) The Collateral Agent may execute any of its powers or responsibilities hereunder either directly or by or through its agents or attorneys and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(u) Each of Business Parties do hereby release the Collateral Agent from any act done or omitted to be done by the Collateral Agent in good faith in the performance of its duties hereunder, and each of Business Parties do hereby jointly and severally agree to fully indemnify the Collateral Agent and its directors, officers, employees and agents (the “Collateral Agent Indemnified Parties”) for, and to hold each of them harmless from and against, any loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by the Collateral Agent Indemnified Parties, arising out of or in connection with the Collateral Agent entering into this Agreement and carrying out its duties hereunder, including the reasonable costs and expenses of defending itself from any claim or liability; provided, however, that the Collateral Agent Indemnified Parties shall not be entitled to indemnification hereunder for losses, liabilities and expenses caused by the willful misconduct, fraud or gross negligence of any of the Collateral Agent Indemnified Parties. The agreements contained in this Section 11(u) shall survive despite any termination of this Agreement or the resignation or removal of the Collateral Agent.

(v) The Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(w) Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent be liable for consequential loss or damage of any kind whatsoever (including but not limited to lost profits), regardless of the form of action.

(x) The Collateral Agent may resign at any time or be removed by the written mutual consent of the Business Parties. No resignation or removal of the Collateral Agent and no appointment of a successor Collateral Agent, however, shall be effective until the acceptance or removal of the Collateral Agent in the manner herein provided. In the event of the resignation or removal of the Collateral Agent, the Business Parties shall in good faith agree upon a successor Collateral Agent. If the Business Parties are unable to agree upon a successor Collateral Agent within fourteen (14) days after receipt of a notice of resignation or removal is given, the Collateral Agent may deposit the Pledged Collateral and any funds delivered to the Collateral Agent from the sale or transfer of any Pledged Collateral with a court of competent jurisdiction and may petition, at the sole expense of the Business Parties, a court of competent jurisdiction for the appointment of a successor Collateral Agent. Any successor Collateral Agent shall execute and deliver to the predecessor Collateral Agent and the Business Parties an instrument accepting such appointment and the transfer of the Pledged Collateral and any funds delivered to the Collateral Agent from the sale or transfer of any Pledged Collateral and agreeing to the terms of this Agreement, and thereupon such successor Collateral Agent shall, without further act, become vested with all the estates, properties, rights, powers and duties of the predecessor Collateral Agent as if originally named herein.

(y) Any law firm with which the Collateral Agent may merge or consolidate shall be the successor Collateral Agent without further act.

(z) At any time CHTL can request the Collateral Agent to resign, the Collateral Agent agrees to resign and another Collateral Agent acceptable to both ASSAC and CHTL shall be appointed as Collateral Agent.

12. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of ASSAC, CHTL and their respective successors and assigns. ASSAC's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for ASSAC.

13. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY STATE OTHER THAN THE STATE OF CALIFORNIA.

14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15. Further Assurances. ASSAC agrees that it will cooperate with CHTL and the Collateral Agent and will execute and deliver, or cause to be executed and delivered, all such other assignments separate from certificate, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as CHTL or the Collateral Agent may reasonably request from time to time m order to carry out the provisions and purposes of this Agreement.

16. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communications shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given (and deemed to have been given) to the address on record with the sending party and otherwise in accordance with and subject to the terms of the Note.

17.  Amendments, Waivers and Consents. No amendment to, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by CHTL and ASSAC, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

18.  Section Headings. The section headings in this Agreement are inserted for convenience of reference and shall not be considered a part of this Agreement or used in its interpretation.

19.  Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Any such counterpart which may be delivered by facsimile transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Agreement.

20.  Merger. This Agreement represents the final agreement of ASSAC and CHTL with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between ASSAC and CHTL.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each caused this Pledge Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PLEDGOR:

ASIA SPECIAL SITUATION ACQUISITION CORP.

By:
Dr. Gary T. Hirst, President

PLEDGEE:

CHINA TEL GROUP, INC.

By:
George Alvarez, President

COLLATERAL AGENT:

HORWITZ, CRON & JASPER, P.L.C.

By:
Lawrence Horwitz, Partner

EXHIBIT A

FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned, ________________________, does hereby sell,  assign and transfer unto __________________, warrants to purchase ordinary shares of ____________________________ (the “Pledged Securities”), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint ____________________________________, as Agent, as the undersigned's true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Shares, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated: __________________

[_____________, a_____________, ___________]

By:
Name: _______________________________

Its: _________________________________

EXHIBIT B

LETTER OF INSTRUCTION

HORWITZ, CRON & JASPER, P.L.C.,
Four Venture Plaza, Suite 390,
Irvine, CA 92618
Attn: Lawrence Horwitz, Esq.

Re: Pledge Agreement, dated __________ 2008 among Asia Special Situation Acquisition Corp. (“ASSAC”), China Tel Group, Inc. (“CHTL”), and Horwitz, Cron & Jasper, P.L.C. (“Collateral Agent”).

Gentlemen:

Reference is made to the above captioned Pledge Agreement. Unless otherwise defined herein, all capitalized terms shall have the same meaning as is defined in the Pledge Agreement.

Alternative Instructions 1

You are hereby instructed to release the following items of the Pledged Collateral of CHTL in your possession to ASSAC.

_________ shares of Class A Common Stock and ____________ shares of Series A Preferred Stock.

Very truly yours,

China Tel Group, Inc.	Asia Special Situation Acquisition Corp.

By:	By:
______________, Authorized Signatory	______________, Authorized Signatory

Alternative Instructions 2

Please be advised that an Event of Default under the Note has occurred and is continuing, as a result of which you are hereby instructed to release all of the Pledged Collateral in your possession to China Tel Group, Inc.

Very truly yours,

China Tel Group, Inc.

By:
______________, Authorized Signatory

cc:   Dr. Gary T. Hirst
ASIA SPECIAL SITUATION ACQUISITION CORP
c/o M&C Corporate Services Limited, P.O. Box 309GT,
gland House, South Church Street, George Town, Grand Cayman

EXHIBIT C

Names, Emails and signature(s) for:

Person(s) Designated to give Instructions to the Collateral Agent

If from ASSAC:

Name	Email	Signature

Dr. Gary T. Hirst	gary@axiat.com	___________________________

If from CHTL

Name	Email	Signatures

George Alvarez or ________________	____________________	__________________________ ___________________________

All instructions must include the signature of the person(s) authorizing said instructions.